UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2022

Mill City Ventures III, Ltd.

(Exact name of registrant as specified in its charter)

Minnesota	811-22778	90-0316651
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1907 Wayzata Boulevard, Suite 205

Wayzata, MN 55391

(Address of principal executive offices)

(952) 479-1923

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 3, 2022, Mill City Ventures III, Ltd. (“Mill City”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Eastman Investment, Inc., a Nevada corporation, and Lyle A. Berman, as trustee of the Lyle A. Berman Revocable Trust (collectively, the “Lenders”). Under the Loan Agreement, the Lenders have made available to Mill City a $5 million revolving line of credit for Mill City to use in the ordinary course of its short-term specialty finance business. Amounts drawn under the Loan Agreement will accrue interest at the per annum rate of 8%, and all obligations of Mill City under the Loan Agreement are secured by a grant of a collateral security interest in substantially all of Mill City’s assets.

Each Lender is obligated to furnish only one-half of the aggregate $5 million available under the Loan Agreement. The Loan Agreement has a five-year term ending on January 3, 2027, at which time all amounts owing under the Loan Agreement will become due and payable; subject, however, to each Lender’s right to terminate the Loan Agreement, solely with respect to such Lender’s obligation to provide further credit, at any time after January 3, 2023. In the event that a Lender terminates its lending obligations, the Loan Agreement requires that Mill City repay such Lender, prior to the five-year maturity date, with the proceeds derived from specified investments.

The Loan Agreement provides for Mill City to pay a quarterly unused commitment fee equal to one-quarter of one percent of the amount of credit available but unused under the Loan Agreement, and requires Mill City to pay such fee in the form of shares of Mill City common stock based on Mill City’s net asset value per share on the last day of the applicable fiscal quarter. The Loan Agreement grants the Lenders piggyback registration rights subject to customary terms and conditions.

The Loan Agreement contains other provisions, such as representations, warranties, terms and conditions, that are customary for revolving credit facilities. Promissory notes, evidencing amounts owing under the Loan Agreement and conforming to the terms and conditions of the Loan Agreement, were also executed by Mill City and delivered to the Lenders as contemplated under the Loan Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures under Item 1.01 above are incorporated by reference into this item.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosures under Item 1.01 above are incorporated by reference into this item.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Item	Description
10.1	Loan and Security Agreement, dated January 3, 2022, among Mill City Ventures III, Ltd., Eastman Investment, Inc. and Lyle A. Berman, as trustee of the Lyle A. Berman Revocable Trust (filed herewith)
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mill City Ventures III, Ltd.

Date: January 7, 2022
	By:	/s/ Joseph A. Geraci, II
Joseph A. Geraci, II
Chief Financial Officer

EXHIBIT INDEX

Item	Description
10.1	Loan and Security Agreement, dated January 3, 2022, among Mill City Ventures III, Ltd., Eastman Investment, Inc. and Lyle A. Berman, as trustee of the Lyle A. Berman Revocable Trust
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)